UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934
Date of Report (date of earliest event reported): June 11, 2025

Talen Energy Corporation
(Exact name of registrant as specified in its charter)

Delaware	001-37388	47-1197305
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS Employer Identification No.)
2929 Allen Pkwy, Suite 2200
Houston, TX 77019
(Address of principal executive offices) (Zip Code)
(888) 211-6011
(Registrant’s telephone number, including area code)
Not applicable
(Former name, former address and former fiscal year, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, par value $0.001 per share	TLN	The Nasdaq Global Select Market
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR§230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 7.01. Regulation FD Disclosure.
On June 11, 2025, Talen Energy Corporation (“Talen”) issued a press release announcing that it has expanded its existing nuclear energy relationship with Amazon Web Services. A copy of the press release is furnished as Exhibit 99.1 to this Current Report on Form 8-K (this “Report”) and is incorporated herein by reference.
The information provided under this Item 7.01 and in Exhibit 99.1 to this Report is being furnished and shall not be deemed “filed” for the purpose of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that Section. Such information shall not be incorporated by reference into any registration statement or other document pursuant to the Securities Act of 1933, as amended, or the Exchange Act.
Item 8.01. Other Events.
Also on June 11, 2025, as announced in the press release, Talen will be hosting an investor call beginning at 8:00 AM Eastern time. A copy of the investor call presentation is filed as Exhibit 99.2 to this Report and is incorporated herein by reference. The investor call webcast and presentation will be available both live and for subsequent replay via the Events page of Talen’s investor relations website at https://ir.talenenergy.com. Information contained on or accessible from Talen’s website is not, and shall not be deemed to be, incorporated by reference into this Report.
Item 9.01. Financial Statements and Exhibits.
(d) Exhibits:

Exhibit No.	Description.
99.1	Press Release dated June 11, 2025.
99.2	Investor Call Presentation dated June 11, 2025.
104	Cover Page Interactive Data File (cover page XBRL tags embedded within the Inline XBRL document).

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TALEN ENERGY CORPORATION
Date:	June 11, 2025	By:	/s/ Terry L. Nutt
		Name:	Terry L. Nutt
		Title:	Chief Financial Officer
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